Exhibit 6.42

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

PROMISSORY NOTE OF COYUCHI, INC.

US$250,000 Made as of October 16, 2025

For value received, Coyuchi, Inc., a corporation incorporated under the laws of the State of California (the "***Company***"), with principal offices at 1400 Tennessee Street, Suite 1, San Francisco, CA 94107, hereby promises to pay to the Stewart Family Living Trust ("***Holder***"), or their registered assigns, the principal sum of Two Hundred Fifty Thousand Dollars (US$250,000.00) (the "***Principal Amount***"), or such lesser amount as shall then equal the outstanding principal amount hereunder, together with simple interest on the unpaid principal balance at a rate per annum equal to thirteen and one half percent (13.5%), computed on the basis of the actual number of days elapsed and a year of 360 days (the "***Interest Rate***"). The unpaid Principal Amount, together with any then unpaid accrued interest and all other amounts owed hereunder, shall be due and payable on January 16, 2026 (the "***Maturity Date***"). Interest shall accrue at the Interest Rate from the date of this Note and shall be due and payable in arrears at the Maturity Date. Any amounts owed hereunder shall be sent by wire transfer in accordance with instructions included in such notice in lawful money of the United States.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

1. **<u>Definitions</u>.** The following definitions shall apply for all purposes of this Note:

1.1 "***Company***" means the "***Company***" as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

1.2 "***Holder***" means any person who shall at the time be the registered holder of this Note.

1.3 "***Note***" means this Promissory Note.

2. **<u>Termination of Rights</u>**. All rights with respect to the Note shall terminate upon the payment of the Principal Amount plus all accrued but unpaid interest hereunder, whether or not this Note has been surrendered.

3. **No Rights or Liabilities as Shareholder.** This Note does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company.

4. **No Impairment.** The Company will not, by amendment of its Articles or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against wrongful impairment.

5. **Subordination.** The Holder agrees to enter into a subordination agreement with any senior lender of the Company as the Company may from time-to-time request, including in the form of Exhibit A hereto with ABL OPCO LLC in its capacity as the administrative agent ("***Administrative Agent***") for certain lenders under the Company's financing with Administrative Agent and such lenders.

6. **Prepayment.** The Company may at any time, without penalty, prepay in whole or in part the unpaid balance of this Note. All payments will first be applied to the repayment of accrued interest until all then outstanding accrued interest has been paid and then shall be applied to the repayment of principal. In the event this Note is prepaid, Holder shall return this Note to the Company for cancellation. In the event this Note is prepaid only in part, Holder shall return this Note to the Company for cancellation, and the Company shall deliver to the Holder a new Note duly executed in the amount of any remaining unpaid balance.

7. **Waivers.** The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

8. **Attorneys' Fees.** In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys' fees.

9. **Transfer.** This Note and any rights hereunder may not be assigned, conveyed or transferred, in whole or in part, without the Company's prior written consent. The rights and obligations of the Company and the Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

10. **Governing Law.** This Note shall be governed by and construed under the internal laws of the State of California, without reference to principles of conflict of laws or choice of laws.

11. **Headings.** The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12. **Notices.** Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) one (1) business day after deposit with an express overnight courier for North American deliveries, or two (2) business days after such deposit for deliveries outside of North America, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested); when addressed to the Holder at David and Margaret Stewart, Trustees, Stewart Family Living Trust, 1033 Montgomery Rd., Pownal, VT 05261, Email: margaretgstewart@gmail.com and thegreatstewdini@gmail.com, or, in the case of the Company, at CFO, Coyuchi, Inc., 1400 Tennessee Street, Suite 1, San Francisco, CA 94107, Email: nkee@coyuchi.com, or at such other address as any party may designate by giving advance written notice to all other parties.

13. **Amendments and Waivers.** This Note may only be amended and provisions may only be waived by the Holder and the Company in writing.

14. **Severability.** If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15. **Warrant.** As further consideration for the entrance into this Note and advancing the Principal Amount, the Company will issue a warrant to Holder in the form of Exhibit B hereto.

16. **Usury.** Notwithstanding anything to the contrary in this Note or any other document, in no event shall the Company be obligated to pay interest or any other amount in connection with this Note which is in excess of the then legal maximum rate. In the event any interest or other amount is paid in connection with this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the unpaid principal balance of this Note, or if such excess is greater than the unpaid principal balance, such excess shall be returned and paid to the Company.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

THE COMPANY:

COYUCHI, INC.

DocuSigned by:

By: ______________________________
846EF41776B84DE...
Neil Kee
CFO

Acknowledged and Agreed:

HOLDER:

STEWART FAMILY LIVING TRUST

DocuSigned by:

____
DC2DF942F52B40D...
Margaret Stewart, Trustee

DocuSigned by:

____
BAE26B3E7BBF494...
David Stewart, Trustee

Exhibit A

Subordination Agreement

SUBORDINATION AGREEMENT

This Subordination Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of October 16, 2025, among the Stewart Family Living Trust, with a mailing address at 1033 Montgomery Rd., Pownal, VT 05261 (the "Junior Creditor"), **ABL OPCO LLC**, a Delaware limited liability company, in its capacity as the administrative agent (together with its successors and assigns in such capacity, the "Administrative Agent") for the Senior Lenders (as hereinafter defined), and each of the Loan Parties (as hereinafter defined) party hereto.

WHEREAS, the Administrative Agent, **COYUCHI, INC.**, a California corporation ("Coyuchi", and together with each Person that joins the Senior Credit Agreement (as hereinafter defined) from time to time as a borrower, each a "Borrower" and collectively, the "Borrowers"), certain other loan parties from time to time party thereto (collectively with the Borrowers, the "Loan Parties" and each, a "Loan Party"), and the financial institutions from time to time party thereto (collectively, the "Senior Lenders" and each, a "Senior Lender") are parties to a certain Credit and Security Agreement, dated as of June 5, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, and collectively with all annexes, addenda, exhibits, schedules and riders thereto, the "Senior Credit Agreement"), pursuant to which, among other things, the Senior Lenders agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Borrowers, secured by a security interest in and lien upon all of the Loan Parties' assets;

WHEREAS, the Junior Creditor and Coyuchi are parties to Promissory Note dated as of October 16, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, and on and after the date hereof in accordance with this Agreement, collectively with all annexes, addenda, exhibits, schedules and riders thereto, the "Junior Note") pursuant to which, among other things, the Junior Creditor agreed, subject to the terms and conditions set forth in the Junior Note, to make certain loans and financial accommodations to Coyuchi (collectively, the "Junior Loan"); and

WHEREAS, as an inducement to and as one of the conditions precedent to the agreement of the Senior Creditors (as hereinafter defined) to make loans and other financial accommodations to the Borrowers, the Senior Creditors have required the execution and delivery of this Agreement by the Junior Creditor and each of the Loan Parties.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby, intending to be legally bound hereby, agree as follows:

1. Acknowledgement and Incorporation by Reference of Recitals; Definitions. Each of the Junior Creditor, the Administrative Agent and each Loan Party party hereto acknowledges and agrees that the recitals set forth above are true and correct statements of fact, and incorporated herein, and form a substantive part of this Agreement. All capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Senior Credit Agreement. The following terms shall have the following meanings in this Agreement:

1.1. "Collateral" means all assets and properties of any kind whatsoever (including proceeds thereof), real or personal, tangible or intangible, whether now existing or hereafter acquired or created, and wherever located, of the Loan Parties, including without limitation "Collateral" as defined in the Senior Credit Agreement.

1.2. "Enforcement Action" means (a) to demand, sue for, take or receive from or on behalf of the Junior Creditor, any Loan Party or any guarantor of the Junior Debt, by setoff or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Loan Party or any such guarantor with respect to the Junior Debt; (b) to initiate or participate with others in any suit, action or proceeding against any Loan Party or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Junior Debt or (ii) commence judicial enforcement of any of the rights and remedies under any Junior Debt Document or applicable law with respect to the Junior Debt; (c) to accelerate any Junior Debt; (d) to exercise any put option or redemption rights or to cause any Loan Party or any such guarantor to honor any redemption, repurchase, mandatory prepayment, or similar obligation under any Junior Debt Document; (e) to cause any Loan Party or any such guarantor to exercise any call option, redemption rights, repurchase rights, or similar rights under any Junior Debt Document, or (f) to seize, repossess, replevy, attach, garnish, levy upon, collect the proceeds of, foreclose its Lien upon, sell or otherwise dispose of any of the Collateral, or take any other action to exercise any other right or remedy with respect to the Collateral, whether by judicial action, under power of sale, by self-help repossession, by notification to account debtors or otherwise, including any effort to seek relief from the automatic stay in any Proceeding.

1.3. "Full Payment" means, with respect to the Senior Debt, (a) the indefeasible payment in full, in cash, of all of the Senior Debt, including, in the case of contingent obligations, the depositing of cash with the Administrative Agent (or another Senior Creditor at the direction of the Administrative Agent) equal to 105% of the amount of such contingent obligations as security for the payment of such contingent obligations, but excluding contingent indemnity obligations in respect of claims that are unknown and unasserted at the time all other Senior Debt has been so paid in full, and (b) termination of all commitments or other agreements of the Senior Lenders to make further extensions of credit under the Senior Credit Agreement.

1.4. "Junior Debt" means (a) all of the obligations of the Loan Parties to the Junior Creditor evidenced by the Junior Debt Documents and all other amounts now or hereafter owed by any Loan Party to the Junior Creditor and (b) all rights of the Junior Creditor to receive cash and obligations of any Loan Party to pay cash under any put option, call option, redemption right, repurchase right, or similar right or obligation contained in the Junior Debt Documents.

1.5. "Junior Debt Documents" means the Junior Note and all other documents and instruments executed in connection therewith, and all other documents evidencing or pertaining to all or any portion of the Junior Debt and any additional rights, benefits, remedies or privileges conferred upon the Junior Creditor in its capacity as holder of any debt or equity issued by any Loan Party.

1.6. "Junior Default" means a default in the payment of the Junior Debt or in the performance of any term, covenant or condition contained in the Junior Debt Documents or any other occurrence permitting the Junior Creditor to accelerate the payment of, put or cause the redemption of all or any portion of the Junior Debt.

1.7. "Junior Default Notice" means a written notice from the Junior Creditor to the Administrative Agent pursuant to which the Administrative Agent is notified of the occurrence of a Junior Default, which notice incorporates a reasonably detailed description of such Junior Default.

1.8. "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim, encumbrance, preference, priority, or other security agreement or preferential arrangement held or asserted with respect to any asset of any kind or nature including any conditional sale or other title retention agreement, any lease having substantially

the same economic effect as any of the preceding, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

1.9. "Proceeding" means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

1.10. "Senior Creditors" means, collectively, each of the "Secured Parties" as such term is defined in the Senior Credit Agreement.

1.11. "Senior Debt" is used herein in its most comprehensive sense and means any and all advances, debts, obligations (including, without limitation, the Obligations) and liabilities of any Loan Party to the Administrative Agent and each of the other Senior Creditors, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by any Loan Party with the Administrative Agent or any other Senior Creditor, and whether any Loan Party may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

1.12. "Senior Debt Documents" means the Senior Credit Agreement and all other documents and instruments evidencing or pertaining to all or any portion of the Senior Debt, including, without limitation, the "Loan Documents" (as defined in the Senior Credit Agreement).

2. Subordination.

2.1. Subordination of Junior Debt to Senior Debt. The Junior Creditor covenants and agrees, that (a) the payment of any and all of the Junior Debt shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Full Payment of the Senior Debt and (b) the existing and hereafter acquired Liens of the Administrative Agent in the Collateral securing all or any portion of the Senior Debt shall be senior, regardless of the time, order, or method of perfection, to all existing and hereafter acquired Liens of the Junior Creditor in the Collateral. The priorities provided in this Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal or restatement of the Senior Debt nor by any action or inaction which the Administrative Agent may take or fail to take in respect of the Collateral. Each holder of Senior Debt (including, without limitation, each of the Senior Creditors), whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2. Proceedings. In the event of any Proceeding involving any Loan Party, (a) Full Payment of all Senior Debt shall occur before any payment of or with respect to the Junior Debt shall be made; (b) any payment or distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt including post-petition interest, adequate protection payments, and distributions pursuant to a plan of reorganization, shall be paid or delivered directly to the Administrative Agent (to be held and/or applied by the Administrative Agent in accordance with the terms of the Senior Credit Agreement) until Full Payment of the Senior Debt has occurred, and the Junior Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and the Junior Creditor also irrevocably authorizes, empowers and directs the Administrative Agent to demand, sue for, collect and receive every such payment or distribution; and (c)

the Junior Creditor agrees to execute and deliver to the Administrative Agent or its representative all such further instruments confirming the authorization referred to in the foregoing clause (b).

2.3. Payments. No Loan Party shall be permitted to make, and the Junior Creditor may not receive, any payment or distribution with respect to the Junior Debt (whether constituting payments of principal of or interest on the Junior Loan, prepayments of the Junior Loan, or any fees, charges or other amounts) until Full Payment of the Senior Debt; provided, however, that notwithstanding the foregoing, Junior Creditor shall be entitled to receive, and Borrower shall be permitted to make, (a) regularly scheduled payments of interest and fees in the form of an increase in the principal amount of the Junior Debt (in lieu of cash payments), at the rate of interest specified in the Junior Note as in effect on the date hereof and so long as all such amounts are at all times subordinate and junior in right of payment to the Senior Debt, and (b) subject to Section 4.15(i)(v) of the Senior Credit Agreement, repayments of the Junior Debt on or after January 16, 2026 from amounts constituting the Coyuchi Qualified Cash so long as (i) no Event of Default has occurred and is continuing, and (ii) Borrowers have Undrawn Availability of at least One Hundred Thousand and No/100 Dollars ($100,000) after giving effect to any such repayment. Nothing in this paragraph shall prohibit Junior Creditor from converting all or any part of the Junior Debt into equity securities of Borrowers.

2.4. Restriction on Action by the Junior Creditor. The Junior Creditor shall not, without the prior written consent of the Administrative Agent, take any Enforcement Action with respect to the Junior Debt or the Collateral, except upon the Full Payment of the Senior Debt.

2.5. Incorrect Payments and Revival of Obligations.

(a) If any payment or distribution on account of the Junior Debt not permitted to be made by the Loan Parties or received by the Junior Creditor under this Agreement is received by the Junior Creditor before Full Payment of the Senior Debt, such payment or distribution shall not be commingled with any asset of the Junior Creditor, shall be held in trust by the Junior Creditor for the benefit of the Administrative Agent and shall be promptly paid over to the Administrative Agent or the Administrative Agent's designated representative, for application (in accordance with the Senior Credit Agreement) to the payment of the Senior Debt then remaining unpaid, until Full Payment of the Senior Debt.

(b) To the extent that any payment or payments made to the Administrative Agent (or any other Senior Creditor) under the Senior Debt Documents, or any payment or proceeds of any Collateral received by the Administrative Agent (or any other Senior Creditor) in the reduction of the Senior Debt or with respect to any of the allocations evidenced by the Senior Debt Documents are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to any Loan Party or any other person liable for any of the obligations evidenced and/or secured by the Senior Debt Documents, whether directly or indirectly, as a debtor-in-possession or to a receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the indebtedness of the Loan Parties or such other liable person intended to have been satisfied by such payment or proceeds ("Invalidated Payments"), will be revived and will continue in full force and effect as if such Invalidated Payments had never been received by the Administrative Agent (or such other Senior Creditor) and for purposes of this Agreement, Full Payment of the Senior Debt will not be deemed to have occurred to the extent of the Invalidated Payments and all costs and expenses in connection therewith.

2.6. Sale; Transfer; etc. The Junior Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Junior Debt or any Junior Debt Document (a) without giving prior written notice of such action to the Administrative Agent and (b) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Administrative Agent an agreement substantially identical to this Agreement, providing for the continued subordination and forbearance of the Junior Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Administrative Agent arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Junior Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Junior Creditor, as provided in Section 17 below.

2.7. Legends. Until Full Payment of the Senior Debt, the Junior Creditor shall cause the Junior Debt Documents and any related UCC financing statements in favor of the Junior Creditor to at all times contain in a conspicuous manner the following legend (or similar language approved by the Administrative Agent in its sole discretion):

> "This note and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the "Subordination Agreement") dated as of October 16, 2025, by and among the Stewart Family Living Trust, with a mailing address at 1033 Montgomery Rd., Pownal, VT 05261, **ABL OPCO LLC**, a Delaware limited liability company and the other parties from time to time party thereto, and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement."

2.8. Liens.

2.8.1. The Junior Creditor hereby consents to each Loan Party's grant of security interests in the Collateral to the Administrative Agent, for the benefit of the Senior Creditors, and agrees that the creation and existence of such security interests shall not constitute a default or a default or an event of default (including, without limitation, any "Event of Default") under any of the Junior Debt Documents.

2.8.2. [Reserved.]

2.8.3. The Junior Creditor and the Administrative Agent agree that, at all times, whether before, after or during the pendency of any Proceeding and notwithstanding the priorities that would ordinarily result from the order of granting, attachment or perfection of any Liens, the order of filing or recording of any financing statements, mortgages, assignments, or other charges or encumbrances in respect of the Collateral or of possession or control of any Collateral, or the priorities that would otherwise apply under applicable law, any Liens which the Administrative Agent may at any time have in or with respect to any of the Collateral shall constitute first priority Liens in such property to secure the payment and performance of all of the Senior Debt and shall be superior to all Liens or other interests at any time held by the Junior Creditor in the same property arising by operation of applicable law or otherwise; and all Liens and other interests at any time held by the Junior Creditor in any of the Collateral shall be subordinate and junior in priority to any Liens at any time held by the Administrative Agent therein. For purposes of the foregoing priorities, any claim of a right of setoff by the Junior Creditor shall be treated in all respects as a Lien and no claim to right of setoff by the Junior Creditor shall be asserted to defeat or diminish the rights or priorities provided for herein in favor of the Administrative Agent and nothing herein

shall affect, impair or defeat in any way the right of the Administrative Agent (or any other Senior Creditor, as applicable) to assert offset rights in respect of the Senior Debt.

2.8.4. In the event that the Administrative Agent is required pursuant to the terms of the Senior Credit Agreement or any other Senior Debt Document to release its Liens on any of the Collateral securing the Senior Debt, or in the event that the Administrative Agent voluntarily elects to release its Liens on any of the Collateral securing the Senior Debt, the Junior Creditor shall release, on a prompt basis, any Liens which it may have in such Collateral. To facilitate the foregoing, to the extent that the Junior Creditor fails or refuses to provide such lien releases promptly upon request by the Administrative Agent, the Administrative Agent shall be empowered (which power is coupled with an interest and is irrevocable during the term of this Agreement) as the Junior Creditor's attorney-in-fact, solely for the limited purpose set forth in this Section 2.8, to execute, file and deliver such releases for and on behalf of the Junior Creditor in its name, and to bind the Junior Creditor thereby.

2.9. Subrogation. The Junior Creditor expressly waives any and all rights of subrogation which it may now or hereafter have against each Loan Party or against any Collateral arising from the existence, performance or enforcement of the Junior Creditor's obligations and liabilities under this Agreement until Full Payment of the Senior Debt, at which time the Junior Creditor will be deemed to be subrogated to the rights of the holder(s) of the Senior Debt to receive payments or distributions of cash, property or securities of any Loan Party applicable to the Senior Debt until the Junior Debt is paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holder(s) of the Senior Debt by or on behalf of any Loan Party (or by or on behalf of the Junior Creditor by virtue of this Agreement) which otherwise would have been made to the Junior Creditor will, as between any Loan Party and the Junior Creditor, be deemed to be a payment by or on behalf of any Loan Party to or on account of the Senior Debt.

3. Modifications to Debt.

3.1. Until Full Payment of the Senior Debt and notwithstanding anything contained in the Junior Debt Documents, the Senior Credit Agreement or any of the other Senior Debt Documents to the contrary, the Junior Creditor shall not, without the prior written consent of the Administrative Agent, agree to any amendment, modification or supplement to the Junior Debt Documents including, without limitation, any amendment, modification or supplement the effect of which is to (a) increase the amount of the Junior Loan or the interest rate, any fees or other charges with respect to any of the Junior Debt; (b) change the dates upon which payments on the Junior Debt are due; (c) change or add any "Event of Default" under the Junior Note or any covenant with respect to the Junior Debt; (d) change any redemption or prepayment provisions of the Junior Debt; (e) alter the subordination provisions with respect to the Junior Debt, including, without limitation, subordinating the Junior Debt to any other debt; (f) change the term or maturity date (other than to extend such maturity date) of any of the Junior Debt or otherwise to alter the repayment terms of the Junior Debt; (g) change or amend any other term of the Junior Debt Documents; or (h) take any Liens on any assets of any Loan Party or any other assets securing the Senior Debt.

3.2. The Administrative Agent and the other Senior Creditors may at any time and from time to time without the consent of or notice to the Junior Creditor, without incurring liability to the Junior Creditor or any other Person and without impairing or releasing the obligations of the Junior Creditor under this Agreement, change the maturity date of the Senior Debt, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt (including, without limitation, by increasing the amount thereof), or otherwise amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

4. Bankruptcy Matters.

4.1. In the event of any Proceeding involving any Loan Party, (a) the Junior Creditor will not initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action or other proceeding challenging the enforceability of the Senior Debt or any Liens securing the Senior Debt; (b) the Junior Creditor agrees that the Administrative Agent shall be entitled to credit bid all or any portion of the Senior Debt in a sale conducted pursuant to the Bankruptcy Code; (c) the Junior Creditor will not (i) oppose any relief from the automatic stay (or other stay) sought by the Administrative Agent in respect of any of the Collateral or (ii) seek (or support any other Person seeking) relief from the automatic stay (or any other stay) with respect to the Collateral; (d) the Junior Creditor will not (i) object to any request by the Administrative Agent for adequate protection with respect to the Administrative Agent's Liens on the Collateral or (ii) seek or request adequate protection in respect of the Junior Creditor's Liens on any of the Collateral; (e) the Junior Creditor will not object to any use of cash collateral by any Loan Party under Section 363 of the Bankruptcy Code permitted by the Administrative Agent or any borrowing by any Loan Party from any Senior Creditor, or to any grant of a Lien by any Person in favor of the Administrative Agent (or any other Senior Creditor), under Section 364 of the Bankruptcy Code; and (f) the Junior Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Junior Debt requested by the Administrative Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints the Administrative Agent as its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of the Junior Creditor promptly to do so (and, in any event, prior to thirty (30) days before the expiration of the time to file any such proof) and (ii) vote such claim in any such Proceeding upon the failure of the Junior Creditor to do so prior to fifteen (15) days before the expiration of the time to vote any such claim; provided that the Administrative Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the Administrative Agent votes any claim in accordance with the authority granted hereby, the Junior Creditor shall not be entitled to change or withdraw such vote. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Administrative Agent (on behalf of the Senior Creditors) and the Junior Creditor even if all or part of the Senior Debt or the Liens securing the Senior Debt are subordinated, set aside, avoided or disallowed in connection with any such Proceeding and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

4.2. The Junior Creditor will not contest, protest, or object to, and consents and will be deemed to have consented pursuant to Section 363(f) of the Bankruptcy Code, to any sale or other disposition of the Collateral free and clear of any Lien or other interests under Section 363 of the Bankruptcy Code if the Administrative Agent consents to the sale or disposition in writing.

4.3. The Junior Creditor will not object to, oppose, or challenge the determination of the extent of any Liens held by the Administrative Agent or the value of any claims of the Administrative Agent under Section 506(a) of the Bankruptcy Code or any claim by the Administrative Agent for allowance of Senior Debt consisting of post-petition interest, fees, or expenses.

5. **Continued Effectiveness of this Agreement**. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Junior Creditor, the Loan Parties and the Administrative Agent (or any of the other Senior Creditors) arising hereunder shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the Senior Credit Agreement, any of the other Senior Debt Documents or any of the Junior Debt Documents; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or the Junior Debt or any of the instruments or documents referred to in clause (a) above. The Junior Creditor hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the

commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

6. **<u>No Contest by the Junior Creditor; No Additional Security for Junior Debt</u>**. The Junior Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the Liens of the Administrative Agent in the Collateral securing the Senior Debt. The Junior Creditor acknowledges that the Junior Debt is unsecured and agrees not to accept or take any Lien to secure payment or performance of the Junior Debt.

7. **<u>Representations and Warranties</u>**. The Junior Creditor (and each Loan Party, as and where applicable) hereby represents and warrants to the Administrative Agent as follows:

7.1. **Existence and Power**. If the Junior Creditor is not a natural person, the Junior Creditor is the type of organization set forth on the first page hereof, duly organized, validly existing and in good standing under the laws of the state of its formation.

7.2. **Authority**. Each of each Loan Party and the Junior Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement and the execution, delivery and performance of this Agreement, have been duly authorized by all proper and necessary action on the part of each Loan Party and the Junior Creditor and are not prohibited by its organizational documents.

7.3. **Binding Agreements**. This Agreement, when executed and delivered, will constitute the valid and legally binding obligations of each Loan Party and the Junior Creditor enforceable against each Loan Party and the Junior Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

7.4. **Conflicting Agreements; Litigation**. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on the Junior Creditor or any Loan Party conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement by the Junior Creditor or such Loan Party, as applicable. The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien on the property of the Junior Creditor pursuant to the terms of any such mortgage, indenture, contract or agreement. No pending or, to the best of the Junior Creditor's and each Loan Party's knowledge, threatened, litigation, arbitration or other proceedings could reasonably be expected in any way to prevent the performance of the terms of this Agreement by the Junior Creditor or any Loan Party, as applicable.

7.5. **No Divestiture; Sole Holder**. The Junior Creditor is the sole owner and holder, beneficially and of record, of the Junior Debt.

7.6. **Default under Junior Debt Documents**. No Junior Default exists under or with respect to the Junior Debt Documents.

8. **[<u>Reserved</u>.]**

9. **<u>Marshaling</u>**. The Junior Creditor waives the right to assert the doctrine of marshaling with respect to any of the Collateral, and consents and agrees that the Administrative Agent may proceed against any or all of the Collateral in such order as the Administrative Agent shall determine in its sole discretion.

10. **Junior Default Notices**. The Junior Creditor shall provide the Administrative Agent with a Junior Default Notice immediately upon (and in any event within three (3) Business Days of) the occurrence of each Junior Default, and the Junior Creditor shall notify the Administrative Agent in the event such Junior Default is cured or waived.

11. **Cumulative Rights, No Waivers**. Each and every right, remedy and power granted to the Administrative Agent hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Senior Credit Agreement or the other Senior Debt Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the Administrative Agent, from time to time, concurrently or independently and as often and in such order as the Administrative Agent may deem expedient. Any failure or delay on the part of the Administrative Agent in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of the Administrative Agent thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of the Administrative Agent hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

12. **Modification**. Any modification or waiver of any provision of this Agreement, or any consent to any departure by the Junior Creditor or any Loan Party therefrom, shall not be effective in any event unless the same is in writing and signed by the Administrative Agent, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on the Junior Creditor in any event not specifically required of the Administrative Agent hereunder shall not entitle the Junior Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

13. **Additional Documents and Actions**. Each Loan Party and the Junior Creditor at any time, and from time to time, after the execution and delivery of this Agreement, promptly will execute and deliver such further documents and do such further acts and things as the Administrative Agent reasonably may request that may be necessary in order to effect fully the purposes of this Agreement.

14. **Independent Credit Investigations**. None of the Administrative Agent, nor any of its directors, members, managers, officers, agents or employees, nor any of the other Senior Creditors or any of their respective directors, members, managers, officers, agents or employees, shall be responsible to the Junior Creditor for any Loan Party's solvency, financial condition or ability to repay the Junior Debt or for statements of any Loan Party or any other obligor, oral or written, or for the validity, sufficiency or enforceability of the Senior Debt, the Senior Debt Documents or any Liens granted by any Loan Party or any other obligor to the Administrative Agent in connection therewith. The Junior Creditor has entered into its financing arrangements with the Loan Parties based on its own independent investigation and does not rely upon any representation of the Administrative Agent (or any of the other Senior Creditors) with respect to matters identified or referred to in this Section 14. If the Administrative Agent or any other Senior Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any information of the type described herein to the Junior Creditor, neither the Administrative Agent nor any such other Senior Creditor shall be under any obligation to subsequently update any such information or to provide any such information to the Junior Creditor on any subsequent occasion.

15. **Notices**. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party and may be personally served or sent by electronic transmission, overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by email or other electronic transmission, when actually received, including upon sender's receipt of an

acknowledgment from the intended recipient (such as by the "return receipt requested" function, return email or other written acknowledgment); (c) if delivered by overnight courier, one (1) Business Day after delivery to such courier properly addressed; or (d) if by United States mail, four (4) Business Days after deposit in the United States mail, postage prepaid and properly addressed. Notices shall be addressed to the respective party as set forth on beneath their signature hereto or in any case, to such other address (which must be in the United States) as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 15. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

16. **Severability**. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

17. **Successors and Assigns**. This Agreement shall inure to the benefit of the successors and assigns of the Administrative Agent and shall be binding upon the successors and assigns of the Junior Creditor and the Loan Parties.

18. **Counterparts; Electronic Execution**. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may also be signed by other electronic means, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

19. **No Third Party Beneficiaries**. The provisions of this Agreement are solely for the purpose of defining the relative rights of the Junior Creditor and the Administrative Agent (for itself and on behalf of the other Senior Creditors) and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any of the Loan Parties.

20. **Conflict**. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Junior Debt Documents, the provisions of this Agreement shall control and govern. For purposes of this Section 20, to the extent that any provisions of any of the Senior Debt Documents provide rights, remedies and benefits to the Administrative Agent or any of the other Senior Creditors that exceed the rights, remedies and benefits provided to the Administrative Agent (and the other Senior Creditors) under this Agreement, such provisions of the applicable Senior Debt Documents shall be deemed to supplement (and not to conflict with) the provisions hereof.

21. **Headings**. The paragraph, clause, and section headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

22. **Termination**. This Agreement shall terminate upon the Full Payment of the Senior Debt.

23. **APPLICABLE LAW**. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PURSUANT TO NEW YORK GENERAL OBLIGATION LAW §5-1401 BUT WITHOUT REGARD TO ITS OTHER CONFLICTS OF LAW PRINCIPLES.

24. **CONSENT TO JURISDICTION**. EACH OF THE JUNIOR CREDITOR AND EACH LOAN PARTY PARTY HERETO HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE JUNIOR DEBT DOCUMENTS OR THE SENIOR DEBT DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE JUNIOR CREDITOR AND EACH LOAN PARTY PARTY HERETO SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE JUNIOR CREDITOR AND EACH LOAN PARTY PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF THE JUNIOR CREDITOR AND EACH LOAN PARTY PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE JUNIOR CREDITOR OR SUCH LOAN PARTY PARTY HERETO, AS APPLICABLE, AT THE ADDRESS SET FORTH ON THE APPLICABLE SIGNATURE PAGE TO THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. In furtherance of (and without limiting the generality of) the foregoing, the Junior Creditor irrevocably designates, appoints and empowers Coyuchi, with offices on the date hereof at the address set forth on the Junior Creditor's signature page hereto, as its authorized designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, notices required or permitted to be delivered pursuant to this Agreement and services of any and all legal process, summons, notices and documents that may be served (including in connection with any action or proceeding). If for any reason such authorized designee, appointee and agent shall cease to be available to act as such, the Junior Creditor agrees to designate a new authorized designee, appointee and agent in the United States of America on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement.

25. **WAIVER OF JURY TRIAL**. EACH OF THE JUNIOR CREDITOR, THE ADMINISTRATIVE AGENT AND EACH LOAN PARTY PARTY HERETO HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE JUNIOR DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF THE JUNIOR CREDITOR, EACH OF THE LOAN PARTIES PARTY HERETO AND THE ADMINISTRATIVE AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE JUNIOR CREDITOR, THE ADMINISTRATIVE AGENT AND EACH LOAN PARTY PARTY HERETO HEREBY WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[*Remainder of page intentionally blank; signature pages follow.*]

IN WITNESS WHEREOF, each of the parties party hereto has executed this Subordination Agreement as of the date first above written.

JUNIOR CREDITOR:

THE STEWART FAMILY LIVING TRUST

____
Margaret Stewart, Trustee

____
David Stewart, Trustee

Notice Address:
1033 Montgomery Rd.
Pownal, VT 05261
E-mail: margaretgstewart@gmail.com and thegreatstewdini@gmail.com

[Signatures continued on following page]

ADMINISTRATIVE AGENT:

ABL OPCO LLC,
a Delaware limited liability company

By: ______________________________
Name: **Joe Curdy**
Title: Managing Director

Notice Address:
ABL OPCO LLC
6801 Gaylord Pkwy. Suite 202
Frisco, Texas 75034
Attention: Joe Curdy, Managing Director
Telephone: 469-222-7891
Email: joe.curdy@mountainrdigecap.com

With a copy to (which is not notice):
ABL OPCO LLC
405 Lexington Avenue, 59th Floor
New York, New York 10174
Attention: Craig Winslow, Chief Credit Officer
Telephone: 203-644-3368
Email: craig.winslow@mountainridgecap.com

[Signatures continued on following page]

Acknowledged and agreed:

LOAN PARTIES:

COYUCHI, INC., a California corporation

By: ______________________________
Name: Neil Kee
Title: Chief Financial Officer

Address for Notices:

Coyuchi, Inc.
1400 Tennessee Street, Unit 1
San Francisco, California 94107
Attention: Neil Kee
E-mail address: nkee@coyuchi.com

Exhibit B

Warrant

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.

WARRANT TO PURCHASE STOCK

Company:	Coyuchi, Inc.
Number of Shares:	See below
Class of Stock:	See below
Initial Exercise Price:	See below
Issue Date:	October 16, 2025
Expiration Date:	October 15, 2035

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the Stewart Family Living Trust or their registered assignee ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of Coyuchi, Inc., a California corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") set forth above and herein, and as adjusted pursuant to Article 2 of this Warrant.

This Warrant is being issued to Holder in connection with that certain Promissory Note of the Company dated as of even date herewith (the "Note").

The Shares shall be the class and series issued in a bona fide equity financing (the "Next Round Stock") in which Company receives at least $2,000,000 in cash proceeds after the Issue Date (a "Qualified Financing"); provided however, if a Qualified Financing has not occurred prior to the earlier of (i) the date all amounts owing to Lender under the Note have been repaid, (ii) the Maturity Date (as defined in the Note), or (iii) an Acquisition (as defined below), then the Shares shall be the Company's Series D Preferred Stock.

The initial number of Shares issuable upon exercise of this Warrant is equal to the Warrant Amount divided by the Warrant Price. The "Warrant Amount" means, as of the Issue Date, $10,000.

The Warrant Price shall be equal to (i) 80% of the lowest price per share paid by investors acquiring shares in the Qualified Financing, if the Shares are Next Round Stock, or (ii) $0.46, if the Shares are the Company's Series D Preferred Stock.

1. EXERCISE

1.1 Method of Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3 Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. Otherwise, the value shall be as reasonably determined by the Board of Directors of the Company in good faith.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6 Acquisition. As used herein, the term 'Acquisition' shall mean any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

2. ADJUSTMENTS TO THE SHARES.

2.1 Dividends. If the Company declares or pays a dividend on its capital stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the property to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, the outstanding Shares are reverse-split, combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares issuable upon exercise or conversion of this Warrant shall be proportionately decreased. If the outstanding Shares are split, combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased and the number of Shares issuable upon exercise of or conversion of this Warrant shall be proportionately increased.

2.4 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant differently from other holders of the Shares, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

2.5 Certificate as to Adjustments. Upon each adjustment of the Warrant Price or the Shares, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer or other authorized officer setting forth such adjustment and the facts upon which such adjustment is based and the Warrant Price in effect upon the date thereof and the type and number of Shares issuable under the Warrant on the date thereof.

3. **REPRESENTATIONS AND COVENANTS OF THE COMPANY.**

3.1 Representations and Warranties. The Company represents and warrants to the Holder as follows:

(a) All Shares that may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) effectuate an Acquisition or otherwise merge or consolidate with or into any other entity, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

4. **Representations and Warranties by the Holder.** The Holder represents and warrants to the Company as follows:

4.1 This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise or conversion of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

4.2 The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under the California Securities Law of 1968 (the "California Law") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

4.3 The Holder is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

4.4 The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant, including a complete loss of Holder's investment in the Shares.

5. **MISCELLANEOUS.**

5.1 Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. Notwithstanding the foregoing, this Warrant shall expire and shall no

longer be exercisable or convertible upon the earlier to occur of an Acquisition, provided that the Company has complied with Section 3.2 in all material respects, and the Company's initial public offering provided that the Company has complied with Section 3.2 in all material respects.

5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

> THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

5.4 Transfer Procedure. Subject to the provisions of Section 5.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company written notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable), provided that no such notice shall be required for a transfer to an affiliate of Holder.

5.5 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.6 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

5.7 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

5.8 No Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has duly executed this Warrant to Purchase Stock as of the Issue Date set forth above.

Coyuchi, Inc.

By: ____

Name: Neil Kee

Title: Chief Financial Officer

Acknowledged and Agreed:

STEWART FAMILY LIVING TRUST

____
Margaret Stewart, Trustee

____
David Stewart, Trustee

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase _____________ shares of the ___________ Stock of Coyuchi, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 1.2 of the Warrant. This conversion is exercised with respect to _____________ of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

[________________________________]
Or Registered Assignee

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

[_____________________________] or
Registered Assignee

____
[____________]

____
[   ]